UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of	(Commission	IRS Employer
incorporation)	File Number)	Identification No.)

2825 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 569-6451
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.05.      Costs Associated with Exit or Disposal Activities.

As previously disclosed in our current report on Form 8-K filed on February 12, 2008, we have significantly curtailed our operations and have been working diligently to convert assets to cash for the settlement of amounts owed to creditors. As part of this process, we have begun to sell our assets and expect to continue to do so. In connection therewith, we sold our shares in ChomaDex which had a carrying value of $459,000 for $250,000. Additionally, we have sold equipment, some of which was fully depreciated, for approximately $270,000 in cash.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2008, we issued a press release indicating that on April 2, 2008, we received a letter from the Nasdaq Stock Market (“Nasdaq”) formally notifying us that Nasdaq had not received our Form 10-K for the period ended January 2, 2008, as required by Marketplace Rule 4310(c)(14). We do not intend to appeal this determination. As a result, trading or our common stock will be suspended at the opening of business on April 11, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove our securities from listing and registration on the Nasdaq Stock Market.

We have been advised by Nasdaq that our common stock will not be immediately eligible to trade on the OTC Bulletin Board or the “Pink Sheets”; however, it may become eligible if a market maker makes application to register in and quote it in accordance with SEC Rule 15c2-11 and such application is cleared.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

On April 4, 2008, Stephen K. Carter, M.D., resigned from the Board of Directors after three years of service.

Dr. Carter informed the Company that his resignation is due to medical issues which could potentially interfere with his duties as a Tapestry director, which was anticipated.

Election of Director

On April 4, 2008, the Board of Directors of the Company elected Gordon H. Link, Jr. as a director to fill the vacancy created the resignation of Dr. Stephen K. Carter.

Resignation of Principal Officer

On April 4, 2008, the Board of Directors accepted the resignation of Leonard P. Shaykin as Chief Executive Officer. He remains a member of our Board of Directors.

Appointment of Principal Officer

On April 4, 2008, the Board of Directors appointed Gordon H. Link, Jr., age 54, as Chief Executive Officer. Mr. Link has served as our Senior Vice President and Chief Financial Officer since 2002. Previously, he served as the President of our Genomics Division from 2000 to 2002 and as our Vice President and Chief Financial Officer from 1993 to 2002. As discussed in our current report on Form 8-K filed with the commission on February 12, 2008, Mr. Link’s employment agreement was terminated in February. Mr. Link is currently serving on an at-will basis for a monthly salary of $20,000, of which $12,500 is being paid currently and $7,500 is being deferred until such time, if any, that we have sufficient funds to pay it.

Item 8.01      Other Events.

As previously disclosed on February 8, 2008, we have significantly curtailed our operations and have been working to convert assets to cash for the settlement of our creditors, but there is no assurance that we will be able to avoid bankruptcy. As part of this process, we have begun to sell our personal property and expect to continue to do so. All of our laboratory operations have been discontinued and much of the related equipment has been, or will be sold. As previously disclosed in our current report on Form 8-K filed on February 12, 2008, we have significantly curtailed our operations and have been working diligently to convert assets to cash for the settlement of our creditors. As part of this process, we have begun to sell our personal property and expect to continue to do so. All of our laboratory operations have been discontinued and much of the related equipment has been, or will be sold. We sold our shares in ChomaDex which had a carrying value of $459,000 for $250,000. To date, we have sold (net of selling costs) equipment and supplies for approximately $340,000 in cash and about $55,000 in debt relief. Some of the sales are subject to delivery and acceptance and have not yet been paid for.

At the present time, seven individuals continue as employees in a full-time capacity and one individual continues as an employee in a part-time capacity. Mr. Link (Chief Executive Officer) and Martin Batt (Senior Vice President and Chief Operating Officer) continue to serve as officers on an at-will basis, each for a monthly base salary, $12,500 of which is being paid currently and the remainder of which ($7,500 per month and $10,000 per month, respectively) is being deferred until such time, if any, that we have sufficient funds to pay it. Non-executive employees are being paid 90% of their earnings currently with the remainder being deferred until such time, if any, that we have sufficient funds to pay them.

Although we continue to believe in the potential use of TPI 287 in the treatment of cancer, we recognize that we are not able to continue to fund its ongoing development. Therefore, as disclosed on our current report on Form 8-K filed with the commission on April 7, 2008, we have transferred that responsibility with respect to the North American and Japanese marketplace to a development partner. This will significantly end the ongoing development costs for TPI 287 except for any costs to support its development and use in other parts of the world particularly the support of the intellectual property surrounding the drug in these regions. We will continue to evaluate the possible license of TPI 287 in Europe and the rest of the world excluding Japan and North America. The timing, scope and monetary value of such transactions cannot be measured at this time.

As of April 7, 2008, we had approximately $550,000 of cash and cash equivalents (including a $500,000 up front payment received from our licensor of TPI 287 in North America and Japan) and had accounts payable and accrued liabilities (including unpaid severance costs and unpaid accrued vacation but excluding lease termination costs and litigation settlement costs) of approximately $6.5 million.

We continue to hold $3.8 million in face amount of Asset Backed Capital Commitment Securities issued by trusts that Ambac Assurance Corporation can require to purchase perpetual preferred stock issued by Ambac Assurance. Ambac Assurance is a subsidiary of Ambac Financial Group, Inc. As previously reported, as a result of the uncertainty in the credit markets in the second half of 2007, auctions for these auction rate securities failed and the interest rate on these investments was reset to LIBOR plus 100 basis points. Interest payments on the securities continue to be current. As the credit position of Ambac and other monoline insurers deteriorated, we have been unable to sell these securities notwithstanding the fact that nationally recognized rating firms continue to assign them an investment grade rating. Because we cannot liquidate our investment in these securities, we do not have the cash necessary to operate our business. We have assumed that no proceeds from the sale of these securities will be available to finance our current operations.

We intend to continue our efforts to sell these securities and to sell a parcel of unimproved land that we own. The amount realizable from either sale could be significantly less than the value at which these assets have been carried on our books; however, the amount of any shortfall cannot be determined at this time.

As previously reported, Grant Thornton LLP resigned as our independent registered public accounting firm. As a result of such resignation, we have no independent registered public accounting firm, and we have not yet retained, and may not be able to retain another independent registered public accounting firm. Therefore, we did not file an Annual Report on Form 10-K for the fiscal year ended January 2, 2008. On April 1, 2008 we filed a Form 12b-25 with the Securities and Exchange Commission noting that the Company would not be able to obtain required financials and other information required to file a compliant Form 10-K without unreasonable effort and expense.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 8, 2008

Forward-Looking Statements

Statements in this Report that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements can be identified by the use of words such as “opportunities,” “trends,” “potential,” “estimates,” “may,” “will,” “should,” “anticipates,” “expects,” “hopes,” “plans” or comparable terminology or by discussions of strategy. Such forward-looking statements include the statements that suggest that the Company may be financed or sold or that its assets may be sold or licensed or that there may be clinical benefit in TPI 287. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include risks that we have no cash to pursue any of our objectives in bankruptcy and may be forced to liquidate without realizing any value for our intellectual property or other assets. Additional risks, uncertainties and other factors are identified under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the periods ended September 27, 2007. The Company cautions investors not to place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new or additional information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2008

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 8, 2008